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                                                                     EXHIBIT 4.1

KENNY S&P EVALUATION SERVICES
A Division of J.J. Kenny Co., Inc.
65 Broadway
New York, New York 10006-2511
Telephone: 212/770-4900
Frank A. Ciccotto, Jr.
Vice President

                                                             March 19, 1996

Smith Barney Inc.
388 Greenwich St., 23rd Floor
New York, N.Y. 10013

The Chase Manhattan Bank

(National Association)
Unit Trust Division
770 Broadway, 6th Floor
New York, N.Y. 10003

Re: Tax-Exempt Securities Trust

National Trust 216

California Trust 148

Minnesota Trust 117


Gentlemen:

  We have examined Registration Statement File Nos. 33-64891, 33-64887 and 333-01493 (respectively) for the above-captioned trusts. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trusts. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

  In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our KENNYBASE database.

  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          Frank A. Ciccotto, Jr.
                                          Vice President